UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 20, 2005

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2005, the Board of Directors of the Corporation approved a restatement of the Bylaws of the Corporation effective immediately. The primary changes in the Bylaws were made to allow (a) the compensation of the directors of the Corporation to be a fixed sum per annum rather than an amount per meeting and (b) for a director which is not the Chairman of the Corporation to serve as the Chairman of the Executive Committee. The Bylaws are attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

On April 20, 2005, First Indiana Corporation announced the declaration of a quarterly dividend. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

On April 20, 2005, the Board of Directors of the Corporation approved the repurchase, from time to time, on the open market of up to 750,000 outstanding shares of the Corporation's common stock. The Board provided the repurchase of the shares to begin at any time and terminated all prior unfulfilled share repurchase programs. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

On April 20, 2005, the Board of Directors of the Corporation approved the following changes to committees of the Board of Directors: (a) the Compensation Committee will be renamed the Compensation and Governance Committee and shall serve in accordance with the Compensation and Governance Committee Charter and (b) the Investment Committee will be renamed the Risk Committee and shall serve in accordance with the Risk Committee Charter. The Board also approved the following membership structure of the committees of the Board of Directors: (i) Executive Committee-Robert H. McKinney (Chair), Gerald L. Bepko, Michael L. Smith, William G. Mays, Marni McKinney, and Robert H. Warrington; (ii) Audit Committee-Phyllis W. Minott (Chair), Gerald L. Bepko, William G. Mays, and Anat Bird; (iii) Compensation and Governance Committee-Gerald L. Bepko (Chair), Phyllis W. Minott, Pedro P. Granadillo, and (iv) Risk Committee-Michael L. Smith (Chair), Anat Bird, Pedro P. Granadillo, Robert H. McKinney, Marni McKinney, and Robert H. Warrington. The Compensation and Governance Committee and Risk Committee charters are attached as Exhibits 99.3 and 99.4.

On April 20, 2005, the Board of Directors of the Corporation approved a revised compensation plan for the directors of the Corporation effective immediately. Each non-employee director will receive annual compensation of $40,000, which will be payable one-half in cash and one-half in deferred shares. The cash component of the compensation will be payable quarterly, and the last quarterly payment will be contingent upon attendance of at least 75% of all Board and applicable committee meetings. Dividend equivalents will be payable on the deferred shares. A director should receive additional cash compensation as applicable: (i) $5,000 for Lead Director or Audit Committee Chair and (ii) $3,000 for other committee chairs.

On April 20, 2005, First Indiana Corporation held a conference call regarding earnings for the three months ended March 31, 2005. A copy of the transcript is attached as Exhibit 99.5 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

3.1	Bylaws
99.1	Press release dated April 20, 2005.
99.2	Press release dated April 20, 2005.
99.3	Compensation and Governance Committee Charter
99.4	Risk Committee Charter
99.5	Conference call transcript from April 20, 2005

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: April 22, 2005	By:	/s/ William J. Brunner
William J. Brunner
Chief Financial Officer